Exhibit 21

SUBSIDIARIES of C.H. ROBINSON WORLDWIDE, INC. as of DECEMBER 31, 2012

Name	Where incorporated

C.H. Robinson International, Inc.	Minnesota, USA

C.H. Robinson Worldwide Chile, S.A.	Chile

C.H. Robinson de Mexico, S.A. de C.V.	Mexico

C.H. Robinson Company (Canada) Ltd.	Canada

C.H. Robinson Company	Delaware, USA

C.H. Robinson Company, Inc.	Minnesota, USA

CHRW Oldco, Inc. (formerly known as T-Chek Systems, Inc./Les Sytemes T-Chek, Inc.).	Minnesota, USA

C.H. Robinson Worldwide Foundation	Minnesota, USA

C.H. Robinson Worldwide Logistics (Dalian) Co. Ltd.	China

C.H. Robinson Worldwide (Hong Kong) Ltd.	Hong Kong

C.H. Robinson Worldwide Argentina, S.A.	Argentina

C.H. Robinson Worldwide Logistica Do Brasil Ltda.	Brazil

C.H. Robinson Czech Republic s.r.o.	Czech Republic

C.H. Robinson France SAS	France

C.H. Robinson Worldwide GmbH	Germany

C.H. Robinson Hungary Transport, LLC (C.H. Robinson Hungaria Kft)	Hungary

C.H. Robinson Europe B.V.	Netherlands

C.H. Robinson Poland Sp. zo.o.	Poland

C.H. Robinson Iberica SL	Spain

C.H. Robinson (UK) Ltd.	United Kingdom

C.H. Robinson Worldwide Freight India Private Limited	India

Exhibit 21

C.H. Robinson Belgium BVBA	Belgium

C.H Robinson Worldwide (Shanghai) Co. Ltd.	China

C.H. Robinson Worldwide Singapore Pte. Ltd	Singapore

C.H. Robinson Project Logistics Ltd.	Canada

CH Robinson Project Logistics Sdn. Bhd.	Malaysia

C.H. Robinson Worldwide (Australia) Pty. Ltd.	Australia

C.H. Robinson Worldwide (Ireland) Ltd.	Ireland

C.H. Robinson Worldwide (UK) Ltd.	United Kingdom

C.H. Robinson International Puerto Rico, Inc.	Puerto Rico

C.H. Robinson Luxembourg, SARL	Luxembourg

C.H. Robinson Worldwide Peru SA	Peru

C.H. Robinson Worldwide (Malaysia) Sdn. Bhd.	Malaysia

C.H. Robinson Project Logistics Pte. Ltd.	Singapore

C.H. Robinson Sourcing SAS	France

C.H. Robinson Sweden AB	Sweden

C.H. Robinson International Italy, SRL	Italy

C.H. Robinson Project Logistics, Inc.	Texas, USA

Rosemont Farms, LLC	Minnesota, USA

C.H. Robinson Worldwide SA de CV	Mexico

Robinson Holding Company	Minnesota, USA

FoodSource, LLC	Minnesota, USA

Apreo Logistics SA	Poland

Apreo Logistics GmbH	Germany

Phoenix International Freight Services Ltd.	Illinois, USA

Phoenix International Freight Services Ltd. (Ireland)	Ireland

Phoenix International Freight Services Sdn. Bhd. (Malaysia)	Malaysia

Phoenix International Freight Services (Korea) Ltd.	Korea

Phoenix International Freight Services Ltd. (Taiwan)	Taiwan

Exhibit 21

Phoenix International Logistics Co., Ltd. (China)	China

Phoenix International Freight Services Ltd. (UK)	United Kingdom

Phoenix International Freight (Singapore) Pte. Ltd.	Singapore

Phoenix International Freight Services (Thailand) Company Ltd.	Thailand

Phoenix International Freight Services Pvt. Ltd. (India)	India

Phoenix International Logistics Lanka (Pvt.) Ltd. (Sri Lanka)	Sri Lanka

Phoenix International Freight Services SAS	France

Phoenix Cesped Srl.	Italy

PHX Holdings Ltd.	Hong Kong

Phoenix International Freight Services Ltd. (Hong Kong)	Hong Kong

Shanghai HeXun Software Co., Ltd. (China)	China

Walker Logistics (Overseas) Ltd.	United Kingdom